Calculation of Filing Fee Tables
F-10
CYBIN INC.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Other	Common Shares, Warrants, Units, Debt Securities Subscription Receipts	457(o)	656,508,629	$ 1.00	$ 656,508,629.00	0.0001381	$ 90,663.84
Fees Previously Paid
			Total Offering Amounts:				$ 656,508,629.00		$ 90,663.84
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 22,729.68
			Net Fee Due:						$ 67,934.16
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, units, debt securities and subscription receipts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$1,234,209,379.99 (converted from CAD$1,700,000,000 at an exchange rate of US$1.00 = CAD$1.3774, which was the daily average exchange rate reported by the Bank of Canada on December 18, 2025). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act. This Registration Statement relates to an aggregate of US$1,234,209,379.99 of securities (converted from CAD$1,700,000,000 at an exchange rate of US$1.00 = CAD$1.3774, which was the daily average exchange rate reported by the Bank of Canada on December 18, 2025), including, pursuant to Rule 429 under the Securities Act, US$577,700,751.01 (converted from CAD$800,000,000 at an exchange rate of US$1.00 = CAD$1.3848, which was the daily average exchange rate reported by the Bank of Canada on September 12, 2025) of securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-289139), initially filed on July 31, 2025, as amended on September 17, 2025 and which became effective on September 17, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-10	333-289139	07/31/2025		$ 22,729.68
Fee Offset Sources		Cybin Inc.	F-10	333-289139		09/17/2025						$ 22,729.68
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Registrant previously paid US$72,134.24 in filing fees and claimed a fee offset of US$39,041.42 in connection with the registration of US$726,163,677.29 of securities (converted from CAD$1,000,000,000 at an exchange rate of US$1.00 = CAD$1.3771, which was the daily average exchange rate reported by the Bank of Canada on July 29, 2025) pursuant to the Registrant's Registration Statement on Form F-10 filed on July 31, 2025 (File No. 333-289139) ("the July Registration Statement"). Pre-effective Amendment No. 1 to the July Registration Statement was filed on September 17, 2025, which decreased the aggregate initial offering price from US$726,163,677.29 to US$577,700,751.01 (converted from CAD$800,000,000 at an exchange rate of US$1.00 = CAD$1.3848, which was the daily average exchange rate reported by the Bank of Canada on September 12, 2025). Therefore, US$22,729.68 of filing fees remains unutilized and is available for future registration fees.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A